EXHIBIT 99

UIL HOLDINGS CORPORATION
157 CHURCH STREET
P.O. BOX 1564
NEW HAVEN, CT  06506-0901
203.499.2812 FAX:  203.499.3626



NEWS RELEASE

JANUARY 26, 2004         ANALYST CONTACT:  SUSAN ALLEN            203-499-2409
                         MEDIA CONTACT:    ANITA STEEVES          203-499-2901
                                           AFTER HOURS            203-499-2812

UIL HOLDINGS CORPORATION ANNOUNCES 2003 EARNINGS

         UIL Holdings Corporation (NYSE: UIL) today reported earnings from continuing operations for 2003 of $29.5 million, or $2.07 per share, compared to $45.7 million, or $3.22 per share in 2002. The above amounts exclude the results of American Payment Systems (APS), which has been categorized as "held for sale" as a result of UIL's announced sale of APS to CheckFree Corporation (CheckFree) and is reported separately as discontinued operations. The net loss from discontinued operations amounted to $6.2 million or $0.44 per share in 2003, compared to a net loss of $1.8 million, or $0.13 per share in 2002. Total earnings per share for 2003, including discontinued operations, were $23.3 million, or $1.63 per share, compared to 2002 earnings of $43.9 million, or $3.09 per share.

         For the fourth quarter of 2003, UIL reported net income of $2.4 million, or $0.17 per share from continuing operations, compared to net income of $4.8 million, or $0.33 per share, in the fourth quarter of 2002. The net loss from discontinued operations for the fourth quarter of 2003 was $5.6 million, or $0.40 per share, compared to a net loss of $1.4 million, or $0.09 per share in the same period of 2002. The discontinued operations loss includes an after tax asset impairment charge of $4.9 million or $0.34 per share, which was recorded in the fourth quarter of 2003. This impairment charge was a result of UIL's reassessment of the value of APS' telephony assets as a stand-alone operation after announcing the pending sale of APS, excluding the telephony assets. UIL reported a net loss of $3.2 million, or $0.23 per share for the fourth quarter of 2003, including discontinued operations, compared to net income of $3.4 million, or $0.24 per share for the same period of 2002.

         Several major factors contributed to the decline in earnings from continuing operations, for both the quarter and the year, including the absence of income from the nuclear division, due to the sale of the Seabrook nuclear generating station (Seabrook) in November 2002, the effects of the Department of Public Utility Control's (DPUC) 2002 Rate Case decision for UIL's utility subsidiary, United Illuminating (UI), increased pension and post-retirement benefits costs and a slow economic recovery affecting our non-utility businesses.





                                                     -more-

         "UIL had a challenging year with utility regulatory issues and the impact of the economy on our non-utility businesses," said Nathaniel D. Woodson, UIL's Chief Executive Officer. "However, we were able to manage the obstacles and remain a strong corporation. The sale of APS, expected to be completed in the second quarter of 2004, will help move us forward in 2004."

THE UNITED ILLUMINATING COMPANY

         Net income for UI totaled $38.7 million, or $2.71 per share in 2003, compared to net income of $53.9 million, or $3.79 per share, for 2002. For the fourth quarter of 2003, net income for UI was $4.3 million, or $0.30 per share, compared to net income of $6.5 million, or $0.45 per share, for the same period in 2002.

          Both the quarter and annual earnings were affected by the sale of Seabrook, the implementation of the 2002 Rate Case decision from the DPUC and increased pension and related expenses, all of which are discussed below.

         On November 1, 2002, UI sold its ownership interest in Seabrook. As a result, there have been no operating earnings from UI's nuclear division subsequent to the sale. The nuclear division contributed $5.8 million to net income, or $0.41 per share in 2002 on an annual basis, but incurred a loss of $1.6 million, or $0.12 per share, in the fourth quarter of 2002.

         Since September 2002, earnings at UI have been affected by the DPUC's 2002 Rate Case decision, which reduced the allowed return on utility common stock equity from 11.50% to 10.45%, reduced overall rates by 3%, and increased stranded cost amortization. UI is also experiencing increased pension and post-retirement benefits expenses that have not to date been included for recovery in rates. UI has reached a settlement agreement with the Prosecutorial Division of the DPUC for recovery of an additional $10.5 million of increased costs, a change in UI's earnings sharing mechanism that would increase customers' share of earnings in excess of 10.45% and an agreement not to file a distribution rate case prior to January 1, 2005. The proposed settlement agreement is subject to approval by the DPUC. A final DPUC decision regarding the settlement is expected during the first quarter of 2004. Relief granted, if any, will be applied prospectively. The additional pension and post-retirement benefits costs were incurred and expensed by UI during 2003, although the effect on earnings was mitigated by the positive impact of weather on revenues and by short-term actions taken by the Company.

         On December 31, 2003, a $45.0 million contribution was made to the UI Pension Plan. As a result of this funding, the market value of the Pension Plan assets exceeded the accumulated benefit obligation, and UI was able to reverse the Other Comprehensive Loss related to the Pension Plan of approximately $25.0 million (after-tax) that was recognized in 2002.

NON-UTILITY BUSINESSES

        UIL serves as the parent company for several non-utility businesses, including the following operating business units: Xcelecom, Inc. (Xcelecom), and American Payment Systems, Inc. (APS), and two minority interest investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI). APS results are reported under the discontinued operations section.

                                                            - more -

         The non-utility businesses reported a loss from continuing operations, including unallocated UIL Holdings costs of $9.2 million, or $0.64 per share, compared to a loss from continuing operations of $8.2 million, or $0.57 per share in 2002. Results from discontinued operations for 2003 amounted to a loss of $6.2 million, or $0.44 per share, compared to a loss of $1.8 million, or $0.13 per share in 2002.

         For the fourth quarter of 2003, the non-utility businesses reported a loss from continuing operations, including unallocated costs at UIL Holdings, of $1.9 million, or $0.13 per share, compared to a loss from continuing operations of $1.7 million, or $0.12 per share, for the same period in 2002.

XCELECOM, INC.

         Xcelecom, a specialty electrical contracting and voice-data-video systems integration business, reported a net loss of $1.7 million, or $0.12 per share in 2003, compared to net income of $1.4 million, or $0.10 per share in 2002. In the fourth quarter of 2003, Xcelecom reported a net loss of $0.2 million, or $0.02 per share, compared to net income of $1.0 million or $0.07 per share for the same period in 2002. Slow economic recovery in the east coast region, contract postponements and cancellations, decreasing project margins, increased competition for fewer jobs, and executive severance costs have affected performance at Xcelecom in 2003. In spite of these factors and the fact that the Northeast region's economy continues to be weak, Xcelecom's backlog of work to be completed is up 37 percent compared to the end of last year.

NON-UTILITY MINORITY INTEREST INVESTMENTS

UNITED BRIDGEPORT ENERGY, INC.

         UBE holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE). UBE had a loss of $2.2 million, or $0.15 per share during 2003, compared to a loss of $1.0 million, or $0.07 per share in 2002. The increased loss was due to lower energy and installed capability (ICAP) revenues, and the absence of a one-time insurance benefit received by BE in 2002. These were partially offset by reduced expenses mostly due to overhaul costs incurred in 2002. Lower energy prices and high gas prices continue to affect the plant, both in reduction of energy margins and decreased plant generation.

         UBE lost $0.6 million, or $0.04 per share, in the fourth quarter of 2003, compared to a net loss of $0.7 million, or $0.05 per share, during the same period in 2002.

UNITED CAPITAL INVESTMENTS, INC.

         UCI lost $0.6 million, or $0.05 per share, compared to a net loss of $4.4 million, or $0.31 per share, in 2002. The positive variance was due to an impairment loss recorded in the second quarter of 2002, a lower valuation loss in minority interest investments and reduced administrative costs.

         UCI reported breakeven results in the fourth quarter of 2003, compared to a loss of $1.1 million, or $0.08 per share for the same period in 2002. The positive variance was due to the lower valuation loss in minority interest investments and income from Cross Sound Cable Company, LLC (CSC).
                                                             - more -
         UCI has a 25% ownership interest in CSC, which operates a 330 megawatt transmission cable connecting Connecticut and Long Island under the Long Island Sound. The cable was energized under an emergency order from the Department of Energy in August 2003 and continues to be used as needed. UCI has recorded $0.1 million in income for the project in 2003 under the provisions of an interim operating contract that covers CSC's compensation for the operation of the cable under the Emergency Order. Although the terms of the interim contract have been agreed to in principle between CSC and the Long Island Power Authority (LIPA), formal approval by LIPA's board of trustees, and the New York State Comptroller's office is still required. In addition, the Federal Energy Regulatory Commission approval is required for the interim operating contract. Resolution of permit issues for commercial operation of the cable is still pending.

UIL HOLDINGS (UNALLOCATED COSTS)

         UIL Holdings incurred a net loss of $4.7 million, or $0.32 per share in 2003, compared to a net loss of $4.2 million, or $0.29 per share in 2002. For the fourth quarter of 2003, UIL Holdings reported a loss of $1.1 million, or $0.07 per share, compared to a loss of $0.9 million, or $0.06 per share for the same period in 2002. The higher loss was due to increased administrative costs in both the fourth quarter and year-to-date 2003.

DISCONTINUED OPERATIONS

         On December 16, 2003, UIL Holdings entered into an agreement to sell APS to CheckFree, a leading provider of financial electronic commerce services and products. Under the terms of the agreement, and pending receipt of regulatory approvals and satisfaction of customary closing conditions, CheckFree will pay approximately $110 million in cash for the outstanding stock of APS. The transaction is expected to close during the second quarter of 2004, with the resulting gain, net of transaction costs, to be recognized at that time.

         CheckFree will not acquire APS' telephony assets, which include APS' 51% ownership interest in CellCards of Illinois, LLC (CCI). Following execution of the agreement to sell APS, management determined that the telephony business is not part of UIL Holding's overall strategic business focus, and therefore authorized the sale of APS' telephony assets. Accordingly, APS, inclusive of the telephony business, has been categorized as "held for sale" as of December 31, 2003 for financial accounting purposes, and as such, its results are included in discontinued operations for all periods presented.

         Net loss from discontinued operations amounted to $6.2 million, or $0.44 per share in 2003, compared to a net loss of $1.8 million, or $0.13 per share in 2002. Net loss from discontinued operations for the fourth quarter of 2003 was $5.6 million, or $0.40 per share, compared to a net loss of $1.4 million, or $0.09 per share, in the same period of 2002. Excluding one-time charges, fourth quarter 2003 operating earnings for APS were $0.3 million, or $0.02 per share, compared to a loss of $1.3 million, or $0.09 per share in the same period of 2002. The fourth quarter and annual results of 2003 were effected by an after-tax impairment charge of $4.9 million, or $0.34 per share. This impairment charge was a result of UIL's reassessment of the value of APS' telephony assets as a stand-alone operation after announcing the pending sale of the remainder of APS. In addition to the impairment charge, transaction costs associated with the sale of APS affected 2003 earnings by $0.2 million, $0.01 per share. The results of 2003 were also affected by other non-recurring charges totaling $1.0 million, or $0.07 per share. These charges are comprised of a write-down of equipment values, a liability associated with vacated leased property, and a loss on the sale of an investment.
                                                             - more -

LOOKING FORWARD

UIL HOLDINGS' CONSOLIDATED EARNINGS FROM OPERATIONS ESTIMATES FOR 2004

         UIL estimates that earnings per share from continuing operations for 2004 will be $2.20-$2.40 per share, compared to 2003 results of $2.07 per share. These amounts exclude the impact of discontinued operations, based on the planned sale of APS by the end of June 2004. The primary reasons for the expected increase in earnings from operations is an expected improvement at UIL's non-utility subsidiary, Xcelecom and reduced interest charges resulting from the anticipated reduction of UIL short term debt when APS is sold, partially offset by an expected decrease in utility earnings.

COMPONENT EARNINGS FROM OPERATIONS

         UI is expected to earn $2.50-$2.65 per share in 2004, as compared to $2.71 per share earned in 2003. The 2004 estimate does not assume any regulatory relief regarding UI's request to the DPUC for recovery of increased pension and post-retirement benefits expenses not covered in UI's 2002 Rate Case decision. If regulatory relief consistent with the proposed settlement agreement discussed previously is granted, UI may be able to reach its allowed return on the equity portion of its Distribution Division rate base, and earnings would be higher than currently expected.

         Xcelecom is expected to earn $0.05-$0.15 per share in 2004, compared to a loss of $0.12 per share in 2003, reflecting anticipated improvement in some of Xcelecom's markets in 2004. Activity levels in Xcelecom operations in the southeast and mid-atlantic states are improving. Xcelecom continues to observe depressed levels of activity in the northeast, and increased competition for less work.

         The earnings estimate for UBE for 2004 is a loss of $0.05-$0.15 per share, compared to a loss of $0.15 per share in 2003. The improvement is due entirely to the restructuring of UIL's intercompany loan to UBE to 100% equity. Results at UBE continue to be hampered by high natural gas prices keeping both margins and sales levels low. The 2004 estimate also reflects low installed capability (ICAP) revenues, and the absence of any major overhaul expenses.

         UCI is expected to breakeven in 2004, compared to a loss of $0.05 per share in 2003. Part of the improvement is the expectation of a minor amount of income from the CSC investment that will offset administrative costs. CSC continues to operate under federal emergency orders and is producing some income for UIL based on a proposed interim operating agreement. No income from UCI's other passive investments are expected at this time.

         UIL Holdings will report unallocated corporate administrative costs and unallocated interest charges. UIL Holdings is expected to lose $0.25-$0.35 per share in 2004, compared to a loss of $0.32 per share in 2003. Administrative costs are expected to be similar in 2004 as in 2003. Interest charges are expected to decrease significantly in the second half of 2004 once APS is sold and UIL reduces short term debt.

                                    - more -




EARNINGS FROM DISCONTINUED OPERATIONS

         UIL expects to sell APS in the second quarter of 2004 subject to the receipt of regulatory approvals. Discontinued operations, including the gain on the sale, are expected to contribute $3.00-$3.10 per share in 2004.


         UIL Holdings Corporation is the holding company for The United Illuminating Company and several non-utility businesses, including, Xcelecom, Inc., American Payment Systems, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

         CERTAIN STATEMENTS CONTAINED HEREIN, REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES; CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED THEREBY, INCLUDING, BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, DEMAND FOR ELECTRICITY AND OTHER PRODUCTS AND SERVICES, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL FACTORS AFFECTING THE OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES OF THE COMPANY'S SUBSIDIARIES. FORWARD-LOOKING STATEMENTS INCLUDED HEREIN SPEAK ONLY AS OF THE DATE HEREOF AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE SUCH STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CIRCUMSTANCES.


The following are summaries of UIL Holdings' unaudited consolidated and segmented financial information for the fourth quarter and full year 2003:

                                                           ##

                    UIL HOLDINGS CORPORATION
                CONSOLIDATED STATEMENT OF INCOME
              (Thousands except per share amounts)
                           (Unaudited)

                                                                 Three Months Ended                     Twelve Months Ended
                                                           December 31,                           December 31,
                                                               2003              2002                 2003               2002

Operating Revenues
  Utility                                                      $ 153,297         $ 167,382             $ 669,620          $ 727,533
  Non-utility businesses                                          75,817            74,549               294,057            310,063
                                                          ---------------    --------------      ----------------   ----------------
       Total Operating Revenues                                  229,114           241,931               963,677          1,037,596
                                                          ---------------    --------------      ----------------   ----------------
Operating Expenses
  Operation
     Fuel and energy                                              66,431            65,056               272,673            269,195
     Operation and maintenance                                   124,634           124,786               478,720            505,162
  Depreciation and amortization                                   12,142            24,839                82,239             92,567
  Taxes - other than income taxes                                  8,951            10,044                41,088             45,970
                                                          ---------------    --------------      ----------------   ----------------
       Total Operating Expenses                                  212,158           224,725               874,720            912,894
                                                          ---------------    --------------      ----------------   ----------------
Operating Income                                                  16,956            17,206                88,957            124,702
                                                          ---------------    --------------      ----------------   ----------------

Other Income and (Deductions), net                                 1,024              (597)                3,290             (2,327)
                                                          ---------------    --------------      ----------------   ----------------

Income Before Interest Charges and Income Taxes                   17,980            16,609                92,247            122,375
                                                          ---------------    --------------      ----------------   ----------------

Interest Charges, net
  Interest on long-term debt                                       5,835             8,096                25,590             40,582
  Interest on Seabrook obligation bonds owned by UI                    -              (497)                    -             (5,122)
  Other interest, net                                                941               103                 2,403              1,717
                                                          ---------------    --------------      ----------------   ----------------
                                                                   6,776             7,702                27,993             37,177
  Amortization of debt expense and redemption premiums               326               422                 1,267              1,969
                                                          ---------------    --------------      ----------------   ----------------
       Interest Charges, net                                       7,102             8,124                29,260             39,146
                                                          ---------------    --------------      ----------------   ----------------

Income From Continuing Operations Before Income Taxes             10,878             8,485                62,987             83,229
                                                          ---------------    --------------      ----------------   ----------------

Income Taxes                                                       8,466             3,703                33,450             37,478
                                                          ---------------    --------------      ----------------   ----------------

Income from Continuing Operations                                  2,412             4,782                29,537             45,751
                                                          ---------------    --------------      ----------------   ----------------

Discontinued Operations, net of tax                               (5,646)           (1,351)               (6,251)            (1,804)
                                                          ---------------    --------------      ----------------   ----------------

                                                          ---------------    --------------      ----------------   ----------------
Net Income and Income Applicable to Common Stock                $ (3,234)          $ 3,431              $ 23,286           $ 43,947
                                                          ===============    ==============      ================   ================

Average Number of Common Shares Outstanding - Basic               14,306            14,272                14,291             14,239
Average Number of Common Shares Outstanding - Diluted             14,333            14,272                14,304             14,282

Earnings Per Share of Common Stock - Basic:
  Continuing Operations                                           $ 0.17            $ 0.33                $ 2.07             $ 3.22
  Discontinued Operations                                        $ (0.40)          $ (0.09)              $ (0.44)           $ (0.13)
                                                          ---------------    --------------      ----------------   ----------------
  Net Earnings                                                   $ (0.23)           $ 0.24                $ 1.63             $ 3.09
                                                          ===============    ==============      ================   ================

Earnings Per Share of Common Stock - Diluted:
  Continuing Operations                                           $ 0.17            $ 0.34                $ 2.07             $ 3.21
  Discontinued Operations                                        $ (0.40)          $ (0.09)              $ (0.44)           $ (0.13)
                                                          ---------------    --------------      ----------------   ----------------
  Net Earnings                                                   $ (0.23)           $ 0.24                $ 1.63             $ 3.08
                                                          ===============    ==============      ================   ================

Cash Dividends Declared per share of Common Stock                 $ 0.72            $ 0.72                $ 2.88             $ 2.88


                     UIL HOLDINGS CORPORATION
               CONDENSED CONSOLIDATED BALANCE SHEET
     (Unaudited)



                                                                   December 31,                   December 31,
     (thousands of dollars)                                              2003                           2002
     ---------------------------------------------------------------------------------------------------------------
    ASSETS
          Current assets                                                   $ 212,006                      $ 214,247
          Current assets of discontinued operations                          102,331                         97,912
          Property, plant and equipment, net                                 534,723                        508,133
          Regulatory assets                                                  736,808                        719,314
          Other long-term assets                                             261,205                        216,112
          Long-term assets of discontinued operations                         17,930                         25,093
                                                                   ------------------             ------------------
                       Total Assets                                       $1,865,003                     $1,780,811
                                                                   ------------------             ------------------



     LIABILITIES AND CAPITALIZATION
          Current liabilities                                              $ 212,172                      $ 301,440
          Current liabilities of discontinued operations                    $ 92,901                       $ 95,336
          Noncurrent liabilities                                             171,455                        216,497
          Noncurrent liabilities of discontinued operations                      921                             60
          Deferred income taxes                                              333,239                        225,928
          Regulatory liabilities                                              66,081                         63,766
                                                                   ------------------             ------------------
                       Total Liabilities                                     876,769                        903,027

          Net long-term debt                                                 495,460                        395,432
          Net common stock equity                                            492,774                        482,352
                                                                   ------------------             ------------------
                       Total Capitalization                                  988,234                        877,784

                                                                   ------------------             ------------------
                       Total Liabilities and Capitalization               $1,865,003                     $1,780,811
                                                                   ------------------             ------------------



                                                                                UIL HOLDINGS CORPORATION
                                                                             SEGMENTED CONSOLIDATED INCOME STATEMENT

                                                                             Quarter Ended                           Year Ended
                                                                            December 31,                            December 31,
(In Millions - Unaudited)                                             2003               2002               2003           2002
------------------------                                              ----               ----               ----           ----
Operating Revenue
UI from operations, before sharing                                  $153.3              $162.3             $669.6         $691.3
UI sharing from operations                                             0.0                 0.0                0.0           (6.6)
Nuclear                                                                0.0                 5.0                0.0           42.8
Xcelecom                                                              75.8                74.5              294.0          310.0
Minority Interest Investment and Other                                 0.0                 0.0                0.1            0.1
                                                                    --------------------------------------------------------------
 Total                                                              $229.1              $241.8             $963.7       $1,037.6
                                                                    ==============================================================

Fuel and energy expense
UI                                                                   $66.5               $64.2             $272.7         $263.1
Nuclear                                                                0.0                 0.9                0.0            6.1
                                                                     -------------------------------------------------------------
  Total                                                              $66.5               $65.1             $272.7         $269.2
                                                                     =============================================================

Operation and maintenance expense
UI                                                                   $49.7               $45.6             $185.5         $176.7
Nuclear                                                                0.0                 7.0                0.0           23.8
Xcelecom                                                              74.4                71.4              290.0          301.1
Minority Interest Investment and Other                                 0.5                 0.7                3.2            3.6
                                                                     -------------------------------------------------------------
 Total                                                              $124.6              $124.7             $478.7         $505.2
                                                                    ==============================================================

Depreciation and amortization
UI                                                                    $7.2                $5.7              $28.3          $27.4
Nuclear                                                                0.0                 0.1                0.0            1.2
Xcelecom                                                               0.9                 0.9                3.5            3.2
Minority Interest Investment and Other                                 0.1                 0.1                0.1            0.0
  Subtotal depreciation                                                8.2                 6.8               31.9           31.8
Amortization of regulatory assets (UI)                                 3.7                17.7               49.2           59.5
Amortization Xcelecom                                                  0.2                 0.3                1.2            1.3
                                                                      ------------------------------------------------------------
  Total depreciation and amortization                                $12.1               $24.8              $82.3          $92.6
                                                                     =============================================================

Taxes - other than income taxes
   UI - State gross earnings tax                                      $5.5                $6.8              $25.8          $28.3
UI - other                                                             3.0                 3.4               13.5           15.8
Nuclear                                                                0.0                (0.5)               0.0            0.4
Xcelecom                                                               0.4                 0.3                1.8            1.5
Minority Interest Investment and Other                                 0.0                 0.0                0.0            0.0
                                                                     --------------------------------------------------------------
Total                                                                 $8.9               $10.0              $41.1          $46.0
                                                                     ==============================================================

Other Income and Deductions
  UI                                                                  $1.4                $1.6               $5.6           $3.7
  Nuclear                                                              0.0                 0.0                0.0            0.0
  Xcelecom                                                             0.0                 0.2                0.5            0.7
  Minority Interest Investment and Other                              (0.4)               (2.3)              (2.8)          (6.7)
                                                                      -------------------------------------------------------------
Total                                                                 $1.0                ($0.5)             $3.3           ($2.3)
                                                                      =============================================================



                                                                                UIL HOLDINGS CORPORATION
                                                                             SEGMENTED CONSOLIDATED INCOME STATEMENT

                                                                             Quarter Ended                           Year Ended
                                                                            December 31,                            December 31,
(In Millions - Unaudited)                                             2003               2002               2003           2002
------------------------                                              ----               ----               ----           ----

Earnings Before Interest and Taxes (EBIT)
  UI                                                                 $19.1               $20.5             $100.2         $117.6
  Nuclear                                                              0.0                (2.5)               0.0           11.3
  Xcelecom                                                            (0.1)                1.8               (2.0)           3.6
  Minority Interest Investment and Other                              (1.0)               (3.1)              (6.0)         (10.2)
                                                                      ------------------------------------------------------------
  Subtotal Net Income from Continuing Operations                     $18.0               $16.7               92.2          122.3
  Discontinued Operations                                            ($9.3)              ($2.2)             (10.1)          (2.9)
                                                                     -------------------------------------------------------------
Total                                                                 $8.7               $14.5              $82.1         $119.4
                                                                      =============================================================

Interest Charges
  UI                                                                  $4.3                $6.6              $20.7          $33.8
  UI - Interest on Seabrook obligation bonds owned by UI               0.0                (0.5)               0.0           (5.1)
  UI - Amortization: debt expense, redemption premiums                 0.7                 0.4                1.3            1.9
  Nuclear                                                              0.0                 0.2                0.0            1.5
  Xcelecom                                                             0.2                 0.2                0.6            1.3
  Minority Interest Investment and Other                               1.9                 1.3                6.6            5.7
                                                                       ------------------------------------------------------------
  Total                                                               $7.1                $8.2              $29.2          $39.1
                                                                      =============================================================

Income Taxes
  UI                                                                  $9.8                $5.9              $39.5          $38.9
  Nuclear                                                              0.0                (1.1)               0.0            4.0
  Xcelecom                                                            (0.1)                0.6               (0.9)           0.9
  Minority Interest Investment and Other                              (1.2)               (1.7)              (5.1)          (6.3)
                                                                      -------------------------------------------------------------
Total                                                                 $8.5                $3.7              $33.5          $37.5
                                                                      =============================================================

Net Income
  UI                                                                  $4.3                $8.1              $38.7          $48.1
  Nuclear                                                              0.0                (1.6)               0.0            5.8
  Xcelecom                                                            (0.2)                1.0               (1.7)           1.4
  Minority Interest Investment and Other                              (1.7)               (2.7)              (7.5)          (9.6)
                                                                       ------------------------------------------------------------
  Subtotal Net Income from Continuing Operations                      $2.4                $4.8               29.5           45.7
  Discontinued Operations                                            ($5.6)              ($1.4)              (6.2)          (1.8)
                                                                     -------------------------------------------------------------
Total                                                                ($3.2)              $3.4              $23.3          $43.9
                                                                     =============================================================

            BUSINESS SEGMENT SUMMARY INFORMATION
          (In Millions, except per share amounts)

---------------------------------------------------------------------------------------------------------------
           UIL HOLDINGS CORPORATION
---------------------------------------------------------------------------------------------------------------
                                                 Quarter Ended   Quarter Ended     Year Ended     Year Ended
                                                 Dec. 31, 2003   Dec. 31, 2002    Dec. 31, 2003  Dec. 31, 2002
---------------------------------------------------------------------------------------------------------------
Earnings Before Interest and Taxes (EBIT)               $ 8.7          $ 14.5            $ 82.1        $ 119.4

Income from Continuing Operations, net of tax           $ 2.4           $ 4.8            $ 29.5         $ 45.7

Net Income                                             $ (3.2)          $ 3.4            $ 23.3         $ 43.9

Earnings per Share - basic                            $ (0.23)         $ 0.24            $ 1.63         $ 3.09

---------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
               THE UNITED ILLUMINATING COMPANY
---------------------------------------------------------------------------------------------------------------

                                                 Quarter Ended   Quarter Ended     Year Ended     Year Ended
                                                 Dec. 31, 2003   Dec. 31, 2002    Dec. 31, 2003  Dec. 31, 2002
--------------------------------------------------------------------------------------------------------------
Earnings Before Interest and Taxes (EBIT)              $ 19.1          $ 18.0           $ 100.2        $ 128.9

Net Income                                              $ 4.3           $ 6.5            $ 38.7         $ 53.9

Earnings per Share - basic                             $ 0.30          $ 0.45            $ 2.71         $ 3.79




            NON-UTILITY BUSINESSES

                                                 Quarter Ended   Quarter Ended     Year Ended     Year Ended
                   XCELECOM                      Dec. 31, 2003   Dec. 31, 2002    Dec. 31, 2003  Dec. 31, 2002

Earnings Before Interest and Taxes (EBIT)              $ (0.1)          $ 1.8            $ (2.0)         $ 3.6

Net Income                                             $ (0.2)          $ 1.0            $ (1.7)         $ 1.4

Earnings per Share - basic                            $ (0.02)         $ 0.07           $ (0.12)        $ 0.10


         MINORITY INTEREST INVESTMENT
                   AND OTHER

Earnings Before Interest and Taxes (EBIT)              $ (1.0)         $ (3.1)           $ (6.0)       $ (10.2)

Net Income                                             $ (1.7)         $ (2.7)           $ (7.5)        $ (9.6)

Earnings per Share - basic                            $ (0.11)        $ (0.19)          $ (0.52)       $ (0.67)


            DISCONTINUED OPERATIONS

Earnings Before Interest and Taxes (EBIT)              $ (9.3)         $ (2.2)          $ (10.1)        $ (2.9)

Net Income                                             $ (5.6)         $ (1.4)           $ (6.2)        $ (1.8)

Earnings per Share - basic                            $ (0.40)        $ (0.09)          $ (0.44)       $ (0.13)



         TOTAL NON-UTILITY BUSINESSES

Earnings Before Interest and Taxes (EBIT)             $ (10.4)         $ (3.5)          $ (18.1)        $ (9.5)

Net Income                                             $ (7.5)         $ (3.1)          $ (15.4)       $ (10.0)

Earnings per Share - basic                            $ (0.53)        $ (0.21)          $ (1.08)       $ (0.70)